Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

THIRD QUARTER FISCAL 2010 OPERATING RESULTS

Uncasville, Connecticut, July 29, 2010 – The Mohegan Tribal Gaming Authority, or the Authority, announced today its operating results for the third fiscal quarter ended June 30, 2010. The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, and the owner and operator of a gaming and entertainment complex located in Uncasville, Connecticut, known as Mohegan Sun, and a gaming and entertainment facility located in Plains Township, Pennsylvania, known as Mohegan Sun at Pocono Downs.

Consolidated operating results for the third quarter ended June 30, 2010:

•	Adjusted EBITDA, a non-GAAP measure described below, of $69.4 million, a 13.6% decrease from the third quarter of fiscal 2009

•	Adjusted EBITDA margin of 19.6% compared to 21.4% in the third quarter of fiscal 2009

•	Net income attributable to the Authority of $11.6 million, a 50.5% decrease from the third quarter of fiscal 2009

•	Income from operations of $43.9 million, a 20.0% decrease from the third quarter of fiscal 2009

•	Net revenues of $354.1 million, a 5.5% decrease from the third quarter of fiscal 2009

•	Gaming revenues of $321.1 million, a 4.9% decrease from the third quarter of fiscal 2009

•	Gross slot revenues of $246.2 million, a 3.0% decrease from the third quarter of fiscal 2009

•	Table games revenues of $70.6 million, an 11.2% decrease from the third quarter of fiscal 2009

•	Non-gaming revenues of $61.1 million, an 8.7% decrease from the third quarter of fiscal 2009

“We are certainly disappointed with our results for the quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “While we did experience sequential improvement in our revenues, particularly at Mohegan Sun in Connecticut, earlier this year, that trend did not continue during the third quarter. Our results were significantly impacted by lower table games hold during the quarter. Additionally, the weakness in consumer spending continues to be a concern.” Commenting further, Mr. Etess said, “Disappointed does not mean discouraged. Our entire team continues to move forward with high energy. Innovative marketing programs, staffing and scheduling improvements and continued scrutiny of our non-labor costs will be our focus through the remainder of this year.”

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Adjusted EBITDA	$62,945	$72,902	$(9,957)	(13.7%)
Income from operations	$45,221	$54,536	$(9,315)	(17.1%)
Operating costs and expenses	$241,603	$252,712	$(11,109)	(4.4%)
Net revenues	$286,824	$307,248	$(20,424)	(6.6%)
Gaming revenues	$257,585	$273,474	$(15,889)	(5.8%)
Non-gaming revenues	$54,645	$61,112	$(6,467)	(10.6%)

The declines in Adjusted EBITDA and income from operations were primarily due to lower table games revenues resulting from a significant decrease in table games hold percentage compared to the third quarter of fiscal 2009. Adjusted EBITDA and income from operations also reflect lower slot revenues and higher casino marketing and promotional expenses, partially offset by lower direct entertainment costs due to fewer headliner shows held at the Mohegan Sun Arena during the quarter. Adjusted EBITDA margin declined by 170 basis points to 22.0% for the quarter ended June 30, 2010 from 23.7% in the third quarter of fiscal 2009.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Slots:
Handle	$2,327,184	$2,332,962	$(5,778)	(0.2%)
Gross revenues	$188,353	$196,020	$(7,667)	(3.9%)
Net revenues	$181,671	$188,407	$(6,736)	(3.6%)
Weighted average number of machines (in units)	6,384	6,752	(368)	(5.5%)
Hold percentage (gross)	8.1%	8.4%	(0.3%)	(3.6%)
Win per unit per day (gross) (in dollars)	$324	$319	$5	1.6%

Table games:
Drop	$521,585	$516,309	$5,276	1.0%
Revenues	$70,598	$79,526	$(8,928)	(11.2%)
Weighted average number of games (in units)	330	323	7	2.2%
Hold percentage (1)	13.5%	15.4%	(1.9%)	(12.3%)
Win per unit per day (in dollars)	$2,349	$2,702	$(353)	(13.1%)

Poker:
Revenues	$3,020	$3,121	$(101)	(3.2%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$790	$817	$(27)	(3.3%)

(1)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun’s market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Northeast slot gaming market (1) (2):
Gross revenues	$655,009	$658,517	$(3,508)	(0.5%)
Mohegan Sun win market share	31.0%	31.0%	—	—
Mohegan Sun win efficiency	120.4%	119.2%	1.2%	1.0%

Connecticut slot gaming market (3):
Gross revenues	$348,087	$373,607	$(25,520)	(6.8%)
Mohegan Sun win market share	54.1%	52.5%	1.6%	3.0%
Mohegan Sun win efficiency	114.6%	111.5%	3.1%	2.8%

(1)	Northeast slot gaming market consists of Mohegan Sun, Foxwoods Resort Casino, including MGM Grand at Foxwoods, collectively Foxwoods, Twin River, Newport Grand and Empire City.
(2)	Includes free promotional slot plays. Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(3)	Connecticut slot gaming market consists of Mohegan Sun and Foxwoods.

Slot revenues at Mohegan Sun continue to be impacted by weakness in consumer spending as spending per Mohegan Sun’s rated slot player declined during the quarter ended June 30, 2010 compared to the third quarter of fiscal 2009, despite a slight increase in the number of rated slot player trips. The decrease in gross slot hold percentage reflects an increase in free promotional slot plays provided to Player’s Club members due to the highly competitive promotional environment.

The decline in table games revenues was attributable to the significant decrease in table games hold percentage. The Authority estimates that table games revenues compared to the third quarter of fiscal 2009 were negatively impacted by approximately $9.7 million due to the decline in table games hold percentage. Table games revenues also were negatively impacted by the overall weakness in consumer spending as spending per Mohegan Sun’s rated table games patron decreased significantly during the quarter ended June 30, 2010 compared to the third quarter of fiscal 2009, while the number of rated table games patron trips declined modestly.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Food and beverage:
Revenues	$19,330	$19,174	$156	0.8%
Meals served	1,080	1,065	15	1.4%
Average price per meal served (in dollars)	$14.69	$14.75	$(0.06)	(0.4%)

Hotel:
Revenues	$9,369	$9,736	$(367)	(3.8%)
Rooms occupied	103	102	1	1.0%
Occupancy rate	95.6%	95.4%	0.2%	0.2%
Average daily room rate (in dollars)	$87	$92	$(5)	(5.4%)
Revenue per available room (in dollars)	$83	$88	$(5)	(5.7%)

Retail, entertainment and other:
Revenues	$25,946	$32,202	$(6,256)	(19.4%)
Arena events (in events)	34	31	3	9.7%
Arena tickets	202	204	(2)	(1.0%)
Average price per Arena ticket (in dollars)	$43.29	$75.01	$(31.72)	(42.3%)

The slight increase in food and beverage revenues was primarily attributable to higher food revenues resulting from the increase in the number of meals served at Mohegan Sun-owned food outlets.

The decline in hotel revenues resulted from lower room rates offered to gaming and group hotel guests due to highly competitive room offers from Foxwoods and the Atlantic City gaming market.

The decrease in retail, entertainment and other revenues was primarily due to a $6.3 million decline in entertainment revenues. The decline in entertainment revenues resulted from the significant reduction in the average price per Arena ticket due to fewer headliner shows held at the Mohegan Sun Arena during the quarter. The increase in the number of Arena events reflects an increase in the number of Connecticut Sun basketball games held at the Mohegan Sun Arena during the quarter ended June 30, 2010 compared to the third quarter of fiscal 2009.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Adjusted EBITDA	$10,703	$11,571	$(868)	(7.5%)
Income from operations	$3,648	$5,172	$(1,524)	(29.5%)
Operating costs and expenses	$63,607	$62,399	$1,208	1.9%
Net revenues	$67,255	$67,571	$(316)	(0.5%)
Gaming revenues	$63,534	$64,103	$(569)	(0.9%)
Non-gaming revenues	$6,445	$5,780	$665	11.5%

The decline in Adjusted EBITDA likely was attributable to the weakness in consumer spending and the impact of a full period of operations of Sands Casino Resort Bethlehem, or Sands Bethlehem, in Bethlehem, Pennsylvania, located approximately 70 miles from Mohegan Sun at Pocono Downs, which opened in May 2009. Adjusted EBITDA also was impacted by business disruptions resulting from the removal of approximately 250 slot machines from the gaming floor due to renovations to the existing Mohegan Sun at Pocono Downs facility to accommodate the introduction of table games and poker, which opened in July 2010. Adjusted EBITDA margin declined by 120 basis points to 15.9% for the quarter ended June 30, 2010 from 17.1% in the third quarter of fiscal 2009.

The decrease in income from operations primarily reflects $1.7 million in pre-opening costs and expenses recorded during the quarter in connection with the addition of table game and poker operations, partially offset by lower depreciation expense.

Selected slot data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Handle	$758,056	$701,649	$56,407	8.0%
Gross revenues	$57,813	$57,767	$46	0.1%
Net revenues	$57,725	$57,853	$(128)	(0.2%)
Weighted average number of machines (in units)	2,203	2,465	(262)	(10.6%)
Hold percentage (gross)	7.6%	8.2%	(0.6%)	(7.3%)
Win per unit per day (gross) (in dollars)	$288	$258	$30	11.6%

Information related to slot revenues within Mohegan Sun at Pocono Downs’ market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Northeastern Pennsylvania slot gaming market (1):
Gross revenues	$158,410	$131,406	$27,004	20.6%
Mohegan Sun at Pocono Downs win market share	36.5%	44.0%	(7.5%)	(17.0%)
Mohegan Sun at Pocono Downs win efficiency	126.4%	113.4%	13.0%	11.5%

(1)	Northeastern Pennsylvania slot gaming market consists of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem, which opened on May 20, 2009.

The slight decline in slot revenues reflects the overall weakness in consumer spending, increased competition from the May 2009 opening of Sands Bethlehem and business disruptions caused by the renovations for table game and poker operations. The decrease in gross slot hold percentage reflects an increase in free promotional slot plays provided to Player’s Club members due to the highly competitive promotional environment. The increase in win per unit per day was primarily the result of the temporary reduction in the weighted average number of slot machines due to the renovations for table game and poker operations. The decline in Mohegan Sun at Pocono Downs’ slot win market share in the Northeastern Pennsylvania slot gaming market was attributable to the opening of Sands Bethlehem, which increased the total number of slot machines in the Northeastern Pennsylvania slot gaming market. The increase in Mohegan Sun at Pocono Downs’ slot win efficiency in the Northeastern Pennsylvania slot gaming market primarily reflects the opening of Sands Bethlehem, which likely had a greater impact on Mount Airy Resort Casino compared to Mohegan Sun at Pocono Downs.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Food and beverage:
Revenues	$4,595	$4,235	$360	8.5%
Meals served	202	185	17	9.2%
Average price per meal served (in dollars)	$10.82	$11.46	$(0.64)	(5.6%)

Retail, entertainment and other:
Revenues	$1,850	$1,545	$305	19.7%

The growth in food and beverage revenues was primarily attributable to higher beverage revenues.

The increase in retail, entertainment and other revenues was primarily attributable to higher rental income and the addition of entertainment revenues from live concerts held on the infield of the harness racing track during the quarter.

Corporate

Total Corporate expenses (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Variance	Percentage Variance

Total Corporate expenses	$4,942	$4,790	$152	3.2%

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Mohegan Sun	$286,824	$307,248	$62,945	$72,902
Mohegan Sun at Pocono Downs	67,255	67,571	10,703	11,571
Corporate	—	—	(4,289)	(4,152)

Total	$354,079	$374,819	$69,359	$80,321

(in thousands, unaudited)	Net Revenues For the Nine Months Ended		Adjusted EBITDA For the Nine Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Mohegan Sun	$858,994	$905,157	$193,114	$205,945
Mohegan Sun at Pocono Downs	189,191	185,056	28,436	26,467
Corporate	—	—	(11,610)	(11,630)

Total	$1,048,185	$1,090,213	$209,940	$220,782

Liquidity, Capital Spending and Capital Resources

Liquidity

As of June 30, 2010, the Authority held cash and cash equivalents of $67.6 million compared to $64.7 million as of September 30, 2009. As of June 30, 2010, there was $527.0 million drawn on the Authority’s $675.0 million bank credit facility. As of June 30, 2010, the amount under letters of credit issued pursuant to the Authority’s bank credit facility totaled $3.4 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenants under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $72.2 million of borrowing capacity under the bank credit facility as of June 30, 2010. The Authority’s total debt, including capital leases, was approximately $1.64 billion as of June 30, 2010 and September 30, 2009.

Interest Expense

Interest expense increased by $3.4 million, or 4.0%, to $87.2 million for the nine months ended June 30, 2010 compared to $83.8 million for the nine months ended June 30, 2009. The increase in interest expense was primarily due to higher weighted average outstanding debt, higher weighted average interest rate and lower capitalized interest. The weighted average outstanding debt was $1.67 billion for the nine months ended June 30, 2010 compared to $1.64 billion for the nine months ended June 30, 2009. The increase in weighted average outstanding debt was primarily due to additional borrowings on the bank credit facility to fund capital expenditures. The weighted average interest rate was 7.0% for the nine months ended June 30, 2010 compared to 6.9% for the nine months ended June 30, 2009. Capitalized interest was $59,000 for the nine months ended June 30, 2010 compared to $1.0 million for the nine months ended June 30, 2009.

Capital Spending

The following table presents data related to capital expenditures for the nine months ended June 30, 2010:

	Capital Expenditures
(in millions, excluding capitalized interest)	Nine Months Ended June 30, 2010	Remaining Forecasted Fiscal Year 2010	Total Forecasted Fiscal Year 2010

Mohegan Sun:
Maintenance	$10.2	$11.4	$21.6
Development	2.0	1.4	3.4
Expansion - Project Horizon	4.6	3.5	8.1

Subtotal	16.8	16.3	33.1
Mohegan Sun at Pocono Downs:
Maintenance	1.7	0.5	2.2
Development	0.2	0.6	0.8
Expansion - Project Sunrise (1)	(1.3)	—	(1.3)
Expansion - Table Games (2)	11.1	4.1	15.2

Subtotal	11.7	5.2	16.9

Total	$28.5	$21.5	$50.0

(1)	Represents adjustments to the final cost for Project Sunrise, the Phase II gaming and entertainment facility.
(2)	Exclusive of the one-time $16.5 million table games operation fee and $2.0 million in pre-opening costs and expenses.

Mohegan Sun - Project Horizon

Project Horizon, Mohegan Sun’s second major expansion, was initially planned to include four major components: Sunrise Square, Casino of the Wind, Property Infrastructure, including a new parking garage, additional surface parking lots, site development and road improvements, and the Earth Expansion, including a new hotel and related retail areas, as well as improvements to the existing Winter Parking Garage and Winter Entrance. As of June 30, 2010, Sunrise Square, Casino of the Wind and the Winter Parking Garage and infrastructure improvements were completed.

In September 2008, the Authority announced the suspension of the hotel, retail and new parking garage elements of Project Horizon due to a slowdown in business volumes and uncertainties in the financial markets resulting from the national economic recession. The costs incurred for the suspended elements were related to excavation and foundation work for the planned podium and hotel tower, as well as professional fees for design and architectural work. The Authority is currently evaluating its options with respect to the development of the suspended elements, including the new hotel; however, it can provide no assurance as to if or when the suspended elements will resume. As of June 30, 2010, $76.0 million of assets related to the suspended elements were included within construction in process.

Mohegan Sun at Pocono Downs - Introduction of Table Games

On January 7, 2010, the Commonwealth of Pennsylvania amended the Pennsylvania Race Horse Development and Gaming Act to allow licensed slot machine operators in the Commonwealth of Pennsylvania to obtain a Table Game Operation Certificate and operate certain table games, including poker, subject to approval by the Pennsylvania Gaming Control Board, or the PGCB, and payment of a one-time, non-refundable, table games authorization fee. For Category One slot machine licensees, such as Downs Racing, L.P., or Downs Racing, the one-time table games authorization fee was $16.5 million. Pursuant to the new law, during the initial two years of operation, table games revenues will be taxed at a rate of 14%, plus 2% in local share assessments. Following the initial two years of operation, the tax rate on table games revenues will be reduced to 12%, plus the 2% local share assessments. The Authority paid the table games authorization fee on June 1, 2010. On July 12, 2010, Downs Racing received approval from the PGCB to conduct table game operations.

On July 13, 2010, Mohegan Sun at Pocono Downs opened its table game and poker operations, which feature 46 table games, including blackjack, roulette, mini-baccarat, three card poker, let it ride and craps, a 16-table poker room and a bar. Additional non-smoking sections and a high-limit gaming area also were added. An additional 20 table games are anticipated to be added to the facility in the coming months. The total cost to add table game and poker operations is forecast to be approximately $34.4 million, inclusive of the $16.5 million one-time table games authorization fee, $15.9 million in renovation costs and $2.0 million in pre-opening costs and expenses.

Capital Resources

Distributions to the Tribe totaled $48.7 million and $46.6 million for the nine months ended June 30, 2010 and 2009, respectively. Distributions to the Tribe are anticipated to total approximately $59.0 million for fiscal 2010.

Management believes that existing cash balances, financing arrangements and operating cash flows will provide the Authority with sufficient resources to meet its existing debt obligations, relinquishment payments and foreseeable capital expenditure requirements with respect to current operations and distributions to the Tribe for at least the next twelve months. However, the Authority can provide no assurance in this regard. Any future investments in Mohegan Sun and Mohegan Sun at Pocono Downs are anticipated to be funded through a combination of operating cash flows and draws under the bank credit facility.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its third quarter fiscal 2010 operating results on Thursday, July 29, 2010 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 86116598

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, July 29, 2010. This replay will run through August 12, 2010.

The access number for a taped replay of the conference call is as follows:

(800) 642-1687

(706) 645-9291 (International)

Conference ID: 86116598

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive power to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex situated on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility situated on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower.

Mohegan Sun at Pocono Downs offers approximately 2,500 slot machines, 46 table games, a 16-table poker room, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2010	For the Three Months Ended June 30, 2009	For the Nine Months Ended June 30, 2010	For the Nine Months Ended June 30, 2009
Revenues:
Gaming	$321,119	$337,577	$950,081	$986,447
Food and beverage	23,925	23,409	70,078	69,015
Hotel	9,369	9,736	27,875	29,579
Retail, entertainment and other	27,796	33,747	83,022	90,932

Gross revenues	382,209	404,469	1,131,056	1,175,973
Less - Promotional allowances	(28,130)	(29,650)	(82,871)	(85,760)

Net revenues	354,079	374,819	1,048,185	1,090,213

Operating costs and expenses:
Gaming	204,593	210,631	603,344	629,820
Food and beverage	11,742	10,520	33,711	32,198
Hotel	3,504	3,338	10,581	10,233
Retail, entertainment and other	8,471	13,083	26,448	33,277
Advertising, general and administrative	52,121	52,774	152,551	152,273
Corporate expenses	4,916	4,769	13,293	13,370
Pre-opening costs and expenses	1,651	—	2,179	282
Depreciation and amortization	23,154	24,786	72,134	77,205

Total operating costs and expenses	310,152	319,901	914,241	948,658

Income from operations	43,927	54,918	133,944	141,555

Other income (expense):
Accretion of discount to the relinquishment liability	(3,856)	(5,106)	(11,569)	(15,318)
Interest income	647	729	1,999	3,254
Interest expense, net of capitalized interest	(29,290)	(27,666)	(87,158)	(83,830)
Gain (loss) on early extinguishment of debt	—	—	(1,584)	8,466
Write-off of debt issuance costs	—	—	(338)	—
Other expense, net	(437)	(22)	(928)	(2,949)

Total other expense	(32,936)	(32,065)	(99,578)	(90,377)

Net income	10,991	22,853	34,366	51,178
Loss attributable to non-controlling interests	627	617	1,683	1,740

Net income attributable to Mohegan Tribal Gaming Authority	$11,618	$23,470	$36,049	$52,918

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Operating Results:
Gross revenues	$382,209	$404,469	$1,131,056	$1,175,973
Net revenues	$354,079	$374,819	$1,048,185	$1,090,213
Income from operations	$43,927	$54,918	$133,944	$141,555

Other Data:
Adjusted EBITDA	$69,359	$80,321	$209,940	$220,782
Capital expenditures	$14,257	$19,520	$28,560	$70,989
Cash interest paid	$27,896	$14,862	$71,639	$67,531

			June 30, 2010	September 30, 2009
Balance Sheet Data:
Cash and cash equivalents			$67,642	$64,664
Debt, including capital leases			$1,636,920	$1,636,564

MOHEGAN SUN SUPPLEMENTAL DATA - OPERATING STATISTICS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$62,945	$72,902	$193,114	$205,945
Adjusted EBITDA margin	22.0%	23.7%	22.5%	22.8%

Capital expenditures (in thousands)	$5,321	$19,859	$16,835	$68,803
Capitalized interest (in thousands)	$—	$332	$21	$1,009

Weighted average number of units:
Slot machines	6,384	6,752	6,511	6,756
Table games	330	323	324	326
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$324	$319	$310	$316
Table games	$2,349	$2,702	$2,520	$2,619
Poker tables	$790	$817	$801	$792

Hold percentage:
Slot machines (gross)	8.1%	8.4%	8.1%	8.5%
Table games	13.5%	15.4%	14.3%	14.5%

Northeast slot gaming market statistics:
Win market share	31.0%	31.0%	31.5%	32.0%
Win efficiency	120.4%	119.2%	121.4%	124.6%

Connecticut slot gaming market statistics:
Handle market share	54.0%	52.6%	54.8%	53.3%
Win market share	54.1%	52.5%	53.9%	53.5%
Handle efficiency	114.4%	111.7%	116.1%	115.9%
Win efficiency	114.6%	111.5%	114.2%	116.3%

Food and beverage statistics:
Meals served (in thousands)	1,080	1,065	3,147	3,140
Average price per meal served	$14.69	$14.75	$14.89	$15.04

Hotel statistics:
Rooms occupied (in thousands)	103	102	305	305
Occupancy rate	95.6%	95.4%	95.0%	95.0%
Average daily room rate	$87	$92	$87	$92
Revenue per available room	$83	$88	$83	$87

Entertainment statistics:
Arena events (in events)	34	31	92	85
Arena tickets (in thousands)	202	204	542	505
Average price per Arena ticket	$43.29	$75.01	$54.07	$74.05

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$10,703	$11,571	$28,436	$26,467
Adjusted EBITDA margin	15.9%	17.1%	15.0%	14.3%

Capital expenditures (in thousands)	$8,936	$(339)	$11,725	$2,186
Capitalized interest (in thousands)	$31	$—	$38	$—

Slot statistics:
Weighted average number of machines	2,203	2,465	2,369	2,471
Win per unit per day (gross)	$288	$258	$256	$238
Hold percentage (gross)	7.6%	8.2%	7.7%	8.3%
Handle market share (1)	33.4%	43.3%	33.4%	47.5%
Win market share (1)	36.5%	44.0%	36.7%	49.9%
Handle efficiency (1)	115.6%	111.7%	111.2%	104.6%
Win efficiency (1)	126.4%	113.4%	122.0%	109.9%

Food and beverage statistics:
Meals served (in thousands)	202	185	498	504
Average price per meal served	$10.82	$11.46	$11.98	$18.97

(1)	Includes results of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem, which opened on May 20, 2009.

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Adjusted EBITDA	$69,359	$80,321	$209,940	$220,782
Pre-opening costs and expenses	(1,651)	—	(2,179)	(282)
Depreciation and amortization	(23,154)	(24,786)	(72,134)	(77,205)
Loss attributable to non-controlling interests	(627)	(617)	(1,683)	(1,740)

Income from operations	43,927	54,918	133,944	141,555

Accretion of discount to the relinquishment liability	(3,856)	(5,106)	(11,569)	(15,318)
Interest income	647	729	1,999	3,254
Interest expense, net of capitalized interest	(29,290)	(27,666)	(87,158)	(83,830)
Gain (loss) on early extinguishment of debt	—	—	(1,584)	8,466
Write-off of debt issuance costs	—	—	(338)	—
Other expense, net	(437)	(22)	(928)	(2,949)

Net income	$10,991	$22,853	$34,366	$51,178

Reconciliations of Income from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2010
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$45,221	$—	$17,724	$—	$62,945
Mohegan Sun at Pocono Downs	3,648	1,651	5,404	—	10,703
Corporate	(4,942)	—	26	627	(4,289)

Total	$43,927	$1,651	$23,154	$627	$69,359

	For the Three Months Ended June 30, 2009
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,536	$—	$18,366	$—	$72,902
Mohegan Sun at Pocono Downs	5,172	—	6,399	—	11,571
Corporate	(4,790)	—	21	617	(4,152)

Total	$54,918	$—	$24,786	$617	$80,321

	For the Nine Months Ended June 30, 2010
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$137,507	$—	$55,565	$—	$193,072
Mohegan Sun at Pocono Downs	9,796	2,179	16,503	—	28,478
Corporate	(13,359)	—	66	1,683	(11,610)

Total	$133,944	$2,179	$72,134	$1,683	$209,940

	For the Nine Months Ended June 30, 2009
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$147,372	$58	$58,515	$—	$205,945
Mohegan Sun at Pocono Downs	7,616	224	18,627	—	26,467
Corporate	(13,433)	—	63	1,740	(11,630)

Total	$141,555	$282	$77,205	$1,740	$220,782

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, pre-opening costs and expenses, accretion of discount to the relinquishment liability to TCA pursuant to a relinquishment agreement, gain or loss on early extinguishment of debt, write-off of debt issuance costs, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain substantial recurring items from net income, such as interest, depreciation and amortization and accretion of discount to the relinquishment liability, as described above. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, July 29, 2010

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Jeffrey E. Hartmann

Chief Operating Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Leo M. Chupaska

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000